UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   FORM 8-K/A

                                 Amendment No. 1

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): February 28, 2004


                             SmartServ Online, Inc.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)



      Delaware                            0-28008               13-3750708
-------------------------------         -----------           ----------------
(State or Other Jurisdiction of         (Commission           (I.R.S. Employer
 Incorporation or Organization)         File Number)         Identification No.)



2250 Butler Pike, Suite 150, Plymouth Meeting, Pennsylvania              19462
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                              (Zip Code)

       Registrant's Telephone Number, Including Area Code: (610) 397-0689


                                       N/A
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition of Assets
-----------------------------

     As previously reported in the Current Report on Form 8-K of SmartServ Online, Inc. (the "Company") filed on March 4, 2004 with the Securities and Exchange Commission, on February 28, 2004, the Company acquired all of the stock of nReach, Inc. ("nReach") from the nReach shareholders for a purchase price consisting of 500,000 shares of the Company's common stock (the "Initial Shares"). In addition, the Company has assumed up to $100,000 of nReach's obligations and the nReach shareholders may also earn up to 916,667 additional shares of the Company's common stock in the event the Company reaches certain revenue targets within the next five fiscal quarters. The Company issued a press release dated March 2, 2004 announcing the closing of such acquisition.

     If the value of the Initial Shares immediately prior to June 1, 2004 is less than $900,000, the Company will issue up to 299,167 additional shares of the Company's common stock with respect to such difference in value.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
---------------------------------------------------------------------------

(a)  Financial Statements of Business Acquired

     Upon further review, financial statements are not required to be filed.

(b)  ProForma Financial Information

     Upon further review, proforma financial information is not required to be filed.


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

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        SMARTSERV ONLINE, INC.



Dated:  May 3, 2004                     By: /s/ Robert M. Pons
                                           -------------------------------------
                                           Robert M. Pons,
                                           Chief Executive Officer



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